AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.	Security Purchased:   ACT 3.45% 3/15/22

2.	Cusip Number: 00507UAR2

3.	Date of Purchase:  3/3/2015

4.	Broker Name:        JP Morgan Chase
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person who
has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  Actavis Funding SCS

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	 Aggregate principal amount
 of purchase:   $5,000,000       ______

9.	Aggregate principal amount
 of offering:   $3,000,000,000

10.	Purchase price (net of fees and expenses): 99.858

11.	Date offering commenced:  March 3, 2015

12.	Offering price at end of first day on which any sales were
made:  99.858

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:   Yes   or   No
 a. Does the account's governing
document(s) allow for this    security to
be purchased?
____YES_____

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
____YES____

c. The securities were purchased prior to the end of the first full day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
_____YES_____

d. The underwriting was a firm commitment underwriting?
_____YES____

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period?
_____YES____

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
______YES____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by PNC
Capital Advisors, LLC did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (A) the principal amount of the class of securities being offered that were sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal amount of the class of securities being offered in any concurrent offering.
_____YES___

h. No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase?
______YES____

      Portfolio Manager(s) (Name):  Tim Compan / Sean
Rhoderick_____________
           _____________

             Signature(s): __________
     Date: __3/3/2015_______________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):  ______
Account Information (please list accounts below or attach a worksheet with the following information included):
   Name of Purchasing Account(s):________
(PNC Fund, PNC Advantage Fund and/or PNC
Capital separately managed accounts)

INFORMATION DISPLAYED IN FOLLOWING ORDER:
Account
Par
Exec Price

carm0009
340000
99.858
carm0016
990000
99.858
cn000048
10000
99.858
cn000172
30000
99.858
cn000240
20000
99.858
cn000392
10000
99.858
cn000440
25000
99.858
cn000498
25000
99.858
cn000813
25000
99.858
cn000952
10000
99.858
cn000953
30000
99.858
cn000954
30000
99.858
cn000958
95000
99.858
cn000959
45000
99.858
cn000963
15000
99.858
cn000984
15000
99.858
cn001277
5000
99.858
cn001279
25000
99.858
cn001310
15000
99.858
cn001457
20000
99.858
cn001459
55000
99.858
cp000498
90000
99.858
cp000660
50000
99.858
cp000663
20000
99.858
cp000664
10000
99.858
cp001110
10000
99.858
cp001245
15000
99.858
cp001254
45000
99.858
cp001261
25000
99.858
cp001262
15000
99.858
cp001270
5000
99.858
cp001388
25000
99.858
cp001396
5000
99.858
cp001399
30000
99.858
cp001408
10000
99.858
cp001409
20000
99.858
cp001423
5000
99.858
cp002190
25000
99.858
cp002520
10000
99.858
cp003568
30000
99.858
cp003569
10000
99.858
cp003570
20000
99.858
cp004172
10000
99.858
cp004340
10000
99.858
cp004740
20000
99.858
cp004791
20000
99.858
cp005270
30000
99.858
cp005328
35000
99.858
cp005862
50000
99.858
cp006887
25000
99.858
cp007445
150000
99.858
cp008852
35000
99.858
cp009057
65000
99.858
cp009222
20000
99.858
cp009997
30000
99.858
cp010066
25000
99.858
cp011511
30000
99.858
cpx01401
5000
99.858
cpx01403
5000
99.858
cpx04086
30000
99.858
cpx04396
30000
99.858
cx000002
25000
99.858
cx000009
355000
99.858
cx000015
50000
99.858
cx000030
20000
99.858
cx000038
55000
99.858
cx000043
1000000
99.858
cx000091
25000
99.858
cx000154
15000
99.858
cx000244
65000
99.858
cx000301
20000
99.858
cx000330
60000
99.858
cx000350
25000
99.858
cx000365
45000
99.858
cx000416
55000
99.858
cx000452
5000
99.858
cx000453
220000
99.858
in002444
15000
99.858
in003259
10000
99.858